                                                                   EXHIBIT 99.16
                                                                 CUSIP 077903AA0

                         NOTICE OF GUARANTEED DELIVERY
                            TO TENDER IN RESPECT OF
             UP TO $62.5 MILLION AGGREGATE PRINCIPAL AMOUNT OF THE
              4 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2000
                                       OF
                               BELL SPORTS CORP.

                       PURSUANT TO THE OFFER TO PURCHASE
            DATED JUNE 30, 1998, AS AMENDED AND SUPPLEMENTED BY THE
              SUPPLEMENT TO OFFER TO PURCHASE, DATED JULY 24, 1998

     As set forth under the caption "Procedures for Tendering Debentures-Guaranteed Delivery" in the Offer to Purchase, dated June 30, 1998 (and the supplement thereto dated July 24, 1998, together, the "Offer to Purchase") of Bell Sports Corp., a Delaware corporation (the "Company") and in Instruction 1 of the related Letter of Transmittal (the "Letter of Transmittal and, together with the Offer to Purchase, the "Offer Documents"), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Company's offer to purchase for cash up to $62.5 million of its 4 1/4% Convertible Subordinated Debentures due 2000 (the "Debentures") subject to the terms and conditions set forth in the Offer Documents if time will not permit the Letter of Transmittal, certificates representing Debentures and all other required documents to reach the Depositary on or prior to the Expiration Date, or the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date. This form must be delivered by an Eligible Institution by registered or certified mail or hand delivery, or transmitted by facsimile transmission to the Depositary as set forth above. All capitalized terms used herein and not defined herein shall have the meanings set forth in the Offer to Purchase.

                    The Depositary for the Tender Offer is:

                         HARRIS TRUST AND SAVINGS BANK

          By Mail:                     Facsimile Transmission:        By Overnight Courier or By Hand:
 c/o Harris Trust Company of                (212) 701-7636               c/o Harris Trust Company of
          New York                 (For Eligible Institutions Only)               New York
     Wall Street Station                Confirm by Telephone:            88 Pine Street, 19th Floor
    Post Office Box 1023                    (212) 701-7624                New York, New York 10005
New York, New York 10268-1023                                         Att'n:  Reorganization Department


     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of Debentures specified below pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase under the caption "Procedures for Tendering Debentures-Guaranteed Delivery."

     The undersigned understand(s) that tenders of Debentures may be withdrawn by written notice of withdrawal received by the Depositary at any time on or prior to 7:00 a.m., New York City time, on the Expiration Date. In the event of a termination of the Tender Offer, the Debentures tendered pursuant to the Tender Offer will be returned to the tendering Holders promptly (or, in the case of Debentures tendered by book-entry transfer, such Debentures will be credited to the account maintained at DTC from which such Debentures were delivered). Tendered Debentures cannot be withdrawn subsequent to the Expiration Date unless the Company decreases either (i) the Tender Consideration for such Debentures or
(ii) the principal amount of such Debentures subject to the Tender Offer, in which event Debentures previously tendered may be validly withdrawn until the expiration of ten business days after the date that notice of such reduction is first published, given or sent to Holders of such Debentures by the Company.

     The undersigned understand(s) that payment by the Depositary for Debentures tendered and accepted for payment pursuant to the Tender Offer will be made only after timely receipt by the Depositary of such Debentures (or Book-Entry confirmation of the transfer of such Debentures into the Depositary's account at
DTC) and Letter of Transmittal (or a manually signed facsimile copy thereof) with respect to such Debentures properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under the Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

--------------------------------------------------------------------------------

        PLEASE SIGN AND COMPLETE
This Notice of Guaranteed Delivery must be signed by the Holder(s) of Debentures exactly as their name(s) appear(s) on certificate(s) for Debentures or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of Debentures, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and full title as indicated below.

-----------------------------------------------------------------------------------------------------------------
Aggregate Principal Amount of Debentures                   Name(s) of Holder(s):
Tendered: _____________________________________________    ______________________________________________________
Certificate No(s). (if available): ____________________    ______________________________________________________
Window Ticket No. (if any): ___________________________    __Address(s) of Holder(s):
[_] Check here if Debentures will be tendered by           ______________________________________________________
 book-entry transfer:                                      ______________________________________________________
The Depository Trust Company Account                                        __(Zip Code)
Number: _______________________________________________    Area Code and Tel. No.: ______________________________
Transaction Code Number: ______________________________    _Name(s) of Authorized Signatory: ____________________
Dated: ________________________________ , 1998             __Full Title:_________________________________________
                                                           ___Address(es) of Authorized Signatory:
                                                           ______________________________________________________
                                                           __Area Code and Tel. No.: ____________________________
                                                           __Signature(s) of Registered Holder
                                                           or Authorized Signatory:
                                                           ______________________________________________________
                                                           ______________________________________________________
                                                           __
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   GUARANTEE
     (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that hereby (i) represents that the above-named persons are deemed to own the Debentures tendered hereby within the meaning of Rule 14e-4 promulgated under the Exchange Act, as amended ("Rule 14e-4"), (ii) represents that such tender of Debentures complies with Rule 14e-4 and (iii) is a recognized Eligible Institution. The undersigned hereby guarantees to deliver the Debentures, in proper form for transfer, or confirmation of book-entry transfer pursuant to the procedures set forth in the Offer to Purchase under the caption "Procedures for Tendering Debentures-Guaranteed Delivery," together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees, and any other documents required by the Letter of Transmittal will be received by the Depositary at one of its addresses set forth above within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for the Debentures to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

----------------------------------------------------------------------------------------------------
Name of Firm: __________________________________    ________________________________________________
_Address: ______________________________________                _(Authorized Signatory)
________________________________________________    Title: _________________________________________
                   (Zip Code)                       _Date: ______________________________________,
Area Code and Tel.  No.: _______________________    1998
_
----------------------------------------------------------------------------------------------------

NOTE: DO NOT SEND DEBENTURES WITH THIS NOTICE. DEBENTURES SHOULD BE SENT TO THE
      DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.


                                       3